AVERAGE ANNUAL RETURN COMPUTATION

                The Average Annual Return for each Portfolio except the
           Alger Money Market Portfolio was computed according to the following formula:

                    n
FORMULA:      P(1+T) =ERV

Where:        P=    a hypothetical investment of $1,000

              T=    average annual total return

              n=    number of years

            ERV=    Ending Redeemable Value of a hypothetical
                    $1,000 payment made at the beginning of
                    the 1, 5, or 10 year (or other) periods at the end of the 1, 5 or 10 year (or other) periods (or fractional portion thereof)


                                                                 ENDING     AVERAGE
                                           PERIOD             REDEEMABLE  ANNUAL RATE
PORTFOLIO                                 COVERED                VALUE     OF RETURN          FORMULA*
---------                                 -------                -----     ---------          --------
ALGER SMALL
CAPITALIZATION (Class B):          11/11/86 (commencement
                                   of operations)
                                   through 10/31/95**          5,075.35      19.65%    @RATE(5075.25,1000,8.97)

                                   5 YEARS ENDED 10/31/95      3,060.71      25.07%    @RATE(3060.71,1000,5)

                                   YEAR ENDED 10/31/95         1,411.54      41.15%    @RATE(1411.54,1000,1)

ALGER GROWTH (Class B):            11/11/86 (commencement
                                   of operations)
                                   through 10/31/95**          3,772.78      15.95%    @RATE(3772.78,1000,8.97

                                   5 YEARS ENDED 10/31/95      2,941.36      24.08%    @RATE(2941.36,1000,5)

                                   YEAR ENDED 10/31/95         1,327.76      32.78%    @RATE(1327.76,1000,1)

ALGER BALANCED (Class B):          6/1/92 (commencement
                                   of operations)
                                   through 10/31/95***         1,350.04       9.17%    @RATE(1350.04.1000,3.42)

                                   YEAR ENDED 10/31/95         1,226.06      22.61%    @RATE(1226.06,1000,1)

ALGER MIDCAP (Class B):            5.24.93 (commencement
                                   of operations)
                                   through 10/31/95****        1,907.28      30.28%    @RATE(1907.28,1000,2.44)

                                   YEAR ENDED 10/31/95         1,433.17      43.32%    @RATE(1433.17,1000,1)


ALGER CAPITAL
APPRECIATION (Class B):            11/1/93 (commencement
                                   of operations)
                                   through 10/31/95*****       1,822.00      34.98%    @RATE(1822.00,1000,2)

                                   YEAR ENDED 10/31/95         1.625.97      62.60%    @RATE(1625.97,1000,1)


                                   *LOTUS 123 @RATE FUNCTION:

                                          @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv", to grow to future
                                                            value "fv", over the number of compounding periods in "term".

                       **Period equals 1.98 years.
                      ***Period equals 3.42 years.
                     ****Period equals 2.44 years.
                    *****Period equals 2 years.

                 ALGER MONEY MARKET PORTFOLIO YIELD COMPUTATION


     The Alger Money Market Portfolio's yield for the 7 days ended 10/31/95 was computed according to the following formula:

                         yield=a*(365/7)
              Where:     a=$.001069883 (which equals the net change, exclusive
                                 of capital changes, in the value of a
                                 hypothetical pre-existing account in the
                                 Portfolio having a balance of one share at the beginning of the 7 day period)

                         yield=         5.58%

     The Alger Money Market Portfolio's effective yield for the 7 days ended 10/31/95 was computed according to the following formula:
                                        365/7
              effective yield=((a+1)          )-1

              Where:     a=$.001069883 (which equals the net change, exclusive
                                 of capital changes, in the value of a
                                 hypothetical pre-existing account in the
                                 Portfolio having a balance of one share at the beginning of the 7 day period)

              effective yield:          5.73%